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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF PIPER & MARBURY L.L.P.]


                               September 21, 1999


Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado  80222-4348

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the shelf registration of certain securities of the Company under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company (Registration No. 333-61409), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"). This opinion supplements our opinion of November 25, 1998 filed as Exhibit 5.1 to the Registration Statement and relates to a takedown from the shelf and issuance of 1,382,580 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") pursuant to ten Purchase Agreements (collectively, the "Purchase Agreement"), each dated as of September 9 or 10, 1999, between the Company and ten institutional purchasers, respectively. This opinion is being furnished to you at your request in connection with the filing with the Commission of a Current Report on Form 8-K of the Company dated September 23, 1999 reporting the takedown from the shelf and issuance of the Shares (the "Current Report").

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement (and related Prospectus and Prospectus Supplement), the Current Report, the Charter and By-Laws of the Company, the Purchase Agreement, the proceedings of the Board of Directors of the Company or a committee thereof relating to the organization of the Company and to the authorization and issuance of the Shares, a short-form good standing certificate for the Company issued by the Maryland State Department of Assessments and Taxation, a Certificate of the Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.



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         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts materials to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

         (2) The Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Current Report (and, thereby, the Registration Statement) and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Piper & Marbury L.L.P.


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